Exhibit 10.10
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 27th day of February, 2004, by and between FIRST MERCURY FINANCIAL CORPORATION, a Delaware corporation (“Employer”), and WILLIAM S. WEAVER (“Employee”).
     R E C I T A L S:
     R.1. Employer is a Delaware corporation which holds ownership of various businesses in the insurance and insurance related fields.
     R. 2. Employee has skill and experience in the operations of insurance businesses.
     R. 3. Employer desires to employ Employee under the terms and conditions contained herein.
     R. 4. Employee desires to be employed by Employer under such terms and conditions.
     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and conditions contained herein. Employer and Employee agree as follows:
     1. EMPLOYMENT.
     Employer employs Employee as its Chief Financial Officer, Senior Vice President and Treasurer to perform the duties described in Section 3 of this Agreement, and Employee accepts such employment upon all of the terms and conditions set forth in this Agreement for the term specified in Section 2 of this Agreement.
     2. TERM.
     The term of employment under this Agreement (the “Term”) shall be continuous until Employee’s employment is terminated pursuant to and in accordance with the terms hereof.
     3. DUTIES.
          A. Employee, as the Chief Financial Officer, Senior Vice President and Treasurer of Employer, agrees and promises to perform and discharge in an efficient and competent manner the duties assigned to Employee by Employer and shall devote his full business and professional time, energy and diligence to the performance of such duties, for the conduct of Employer’s business. The duties shall be those duties in connection with Employer’s business and affairs as are customarily incident to the offices which Employee holds. In addition, Employee shall serve as a director of Employer and as an officer and director of the subsidiaries and affiliates of Employer. Those duties shall include those generally assigned to the chief financial officer, senior vice president and treasurer of insurance holding and insurance businesses. Employee agrees to perform those duties necessary to meet the reasonable expectations of Employer as established from time to lime by Employer.
          B. Employee shall devote such time, attention, and energies to the business of Employer as is necessary for Employee to satisfactorily perform his duties as Chief Financial Officer, Senior Vice President and Treasurer. Except as otherwise provided in this Agreement or Employer’s policies as adopted by its Board of Directors, Employee shall not during the Term of this Agreement be engaged in any other business activity or accept any other employment, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, without prior approval of Employer.
          C. During the Term of this Agreement, Employee agrees that he will not without the prior written consent of Employer, either directly or indirectly, alone, or as a member of any other corporation, partnership, organization or entity, engage in or become concerned with any other duties or pursuits which are contrary to the best interest of Employer, except for personal investments which do not conflict with the business of Employer or the time which Employee is required to devote to Employer’s business activities.
     4. COMPENSATION.
          A. Base Salary: Employer shall pay to Employee an annual salary (“Base Salary”), payable in installments twice each month in conformity with Employers ordinary executive payroll procedures in effect during the Term. Employee’s initial Base Salary shall be TWO HUNDRED TWENTY FIVE THOUSAND ($225,000.00) Dollars.
          B. Bonus Compensation: Employer may but shall not be obligated to pay Employee additional compensation in the term of a bonus. Employer’s Chairman of the Board and Chief Executive Officer, Jerome M. Shaw, and/or the Board of Directors may, at the end of each calendar year, evaluate Employer, the performance of Employer, and determine Employee’s contribution to the performance. Based upon this evaluation, Employer may, but shall not under any circumstances be obligated to, pay Employee additional bonus compensation. Under no circumstances may Employees Base Salary be reduced without Employee’s written consent.
     5. BENEFITS.
     Employer shall provide for Employee those employee welfare, pension and other benefits as Employer from time to time provides to managerial employees. Anything contained in this Agreement to the contrary notwithstanding, it is understood that Employer may modify, amend, change, alter, revoke or terminate any Employer welfare, pension, or other plan currently maintained by Employer, provided that such change shall apply to all managerial employees and not be specifically targeted to or against Employee.
     6. REIMBURSEMENT FOR EXPENSES
     Employee shall be entitled to monthly reimbursements for reasonable costs and expenses of travel and customer entertainment in the pursuit of Employer’s business; provided, however, that no reimbursement shall be paid by Employer until Employee submits paid receipts and other documentation acceptable to Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended.
     7. VACATION
     Employee shall receive such paid vacations as Employer may determine to be appropriate.
     8. DEATH DURING EMPLOYMENT PERIOD

     In the event Employee dies during the Term, Employer agrees and shall be obligated to pay to a beneficiary named by Employee, and in the event that Employee shall not name a beneficiary then to Employee’s estate, the balance of Employee’s Base Salary set forth in Section 4A above for the remainder of the calendar year in which death occurs.
     9. TERMINATION OF EMPLOYMENT
          A. Employer shall have the right to immediately terminate Employee’s employment under this Agreement in the following circumstance:
               (i) For Reasonable Cause. As used in this Agreement, “Reasonable Cause” shall include any one or more of the following: (a) willful misconduct on the part of Employee which causes material harm or damage to Employer, (b) misappropriation by Employee of any material property of Employer, (c) conviction of Employee of a felony, (d) the failure to perform competently the duties and obligations assigned by Employer to Employee under the terms of this Agreement, or (e) any other material breach by Employee of any of his obligations under this Agreement. Termination for Reasonable Cause may occur with or without prior notice, in Employer’s sole discretion.
               (ii) Upon a Change of Control. As used in this Agreement, “Change of Control” shall occur if:
                    (a) Any individual, partnership, firm, corporation, association. trust, joint-stock company, unincorporated association or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) (other than shareholders holding more than 20% of Employer’s voting securities as of the effective date of this Agreement), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer’s then outstanding securities entitled to vote in the election of directors of Employer; or
                    (b) Jerome M. Shaw no longer shall be entitled either (i) pursuant to that certain Agreement Among Stockholders of Mercury Insurance Group, Inc., (n/k/a First Mercury Financial Corporation), effective as of January 1, 1994, amended and restated by agreement effective October 23, 1998, as such agreement may be amended and/or restated from time to time, or (ii) as a stockholder of Employer pursuant to its By-Laws, to nominate for election to Employer’s Board that number of individuals which will constitute a majority of Employer’s Board; or
                    (c) All or substantially all of the assets of Employer are transferred, liquidated or distributed.
          B. Employer, at any time, shall have the right to terminate Employee’s employment under this Agreement without cause upon ninety (90) days written notice, but, in that event, Employer shall be required to pay to Employee severance pay in an amount equal to two times the Base Salary plus bonus which Employee received in the calendar year prior to the year in which such termination notice was given. Employee’s severance pay shall be paid to Employee in equal monthly installments, the first installment to commence on the first day of the month after the ninety (90) day notice expires, and a like payment to be paid to Employee on the first day of each month thereafter until twenty four (24) consecutive equal monthly payments have been made. The severance pay to be paid to Employee shall be deemed to be in consideration for the agreement of Employee not to compete as set forth in Section 10 below, and shall be in lieu of any benefits which Employee may have been entitled to receive from Employer as an employee, which benefits shall terminate on the date of Employee’s termination. The severance pay to be paid pursuant to this Section 98 shall be due and payable only in the event that Employer elects in Employer’s sole discretion to terminate Employee’s employment pursuant to this Section 9B. In addition, the severance pay to be paid to Employee shall be in lieu of and shall not be in addition to benefits which Employee may have been entitled to under the First Mercury Financial Corporation Executive Benefit Plan effective October 1, 1998, as amended, which plan is being terminated by Employer, and Employee consents to the termination of such plan.
          C. Employee’s right to terminate his employment with Employer under this Agreement shall be limited to the following circumstances: (i) any material breach by Employer of any of its obligations under this Agreement; (ii) the institution of any bankruptcy or similar proceeding against Employer, if such proceeding is not dismissed within sixty (60) business days: (iii) the involuntary dissolution of Employer; or (iv) for any reason or no reason following 90 days written notice to Employer.
     10. CONFIDENTIAL INFORMATION
     During employment and after termination of employment, Employee will not, unless otherwise required to do so by law, divulge or furnish any of Employer’s confidential information to any person, firm, company or corporation or use any such confidential information directly or indirectly for Employee’s own benefit or for the benefit of any person, firm or entity other than Employer. Employee acknowledges that all confidential information is to be and shall, at all times, remain the property of Employer Confidential information as used herein shall mean, without limitation, the names and addresses of brokers that do business with Employer, customer lists, customer files, customer information including, but not limited to, expiration information and types of coverages that customers require, pricing information, and product information of Employer, marketing techniques and programs of Employer and methods that Employer procures business, as well as information concerning Employer’s dealing with third parties such as reinsurance companies.
     Upon termination. Employer shall have the right to request that Employee enter into and execute a separate agreement which reasonably incorporates the terms and conditions of this Section 10.
     11. DISPUTE RESOLUTION.
     Employer and Employee agree that any dispute arising out of or related to this Agreement, or the breach thereof, whether occurring during the Term of the Agreement or after the Agreement expires or is terminated, shall be submitted exclusively to binding arbitration in the following manner:
          A. Within ninety (90) days of a dispute arising, the aggrieved party shall send written notice to the other party. Such notice shall describe the nature of the dispute that is claimed and the relief demanded by the aggrieved party.
          B. Within the next thirty (30) days, the parties shall attempt to resolve the dispute between themselves through informal discussion.

          C. If at the end of such thirty (30) days there is no resolution of the dispute, either party may submit the dispute to binding arbitration pursuant to the Voluntary Labor Arbitration Rules of the American Arbitration Association, as amended, which are incorporated herein by this reference. In addition to those rules, the following provisions shall apply:
               (i) The decision of the arbitrator shall be final and binding upon the parties.
               (ii) Except as explicitly provided in this Agreement, in reaching his or her decision, the arbitrator shall have no authority to add, subtract from or modify any provisions of this Agreement.
               (iii) In reaching his or her decision, the arbitrator may award damages and/or order the parties to provide specific performance of the terms of this Agreement. However, the arbitrator may not under any circumstances award punitive, exemplary or similar damages to either party.
          D. By agreeing to this arbitration provision, both parties waive any and all rights they have to pursue any other claims arising out of this Agreement or Employee’s employment with the Employer through civil litigation in any local, state and/or federal court or administrative agency.
          E. Neither Employer nor Employee shall have the right to appeal any decision or order of the arbitrators or of arbitration to any court. Either party may enter any order, decision or judgment of any arbitration panel or arbitrator in a court of competent jurisdiction.
          F. Anything contained in this Agreement to the contrary notwithstanding, Employee acknowledges that in the event that Employee were to violate the terms and conditions of Section 10 of this Agreement, Confidential Information, Employer would suffer immediate and irreparable harm. In the event of a violation or breach of the terms and conditions of Section 10, Employee agrees that Employer is entitled to and shall be entitled to injunctive relief in addition to any other relief or damages that Employer shall incur and which may be recoverable in any manner. Employer may seek injunctive relief in any manner and in any form that Employer deems suitable in Employer’s sole discretion, and shall be entitled to enforce injunctive relief in a court of competent jurisdiction.
     12. NOTICES.
     Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and personally delivered or sent by first class registered or certified mail (or any other means which are at least as fast and reliable as registered or certified mail), postage prepaid, to the party for whom such notices are intended. A written notice shall be deemed to have been given to the recipient party on the earlier of. (a) the date it shall be delivered to the address required by this Agreement; or (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail or other means, the date as of which the postal service or other carrier shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

To Employer:	First Mercury Financial Corporation
29621 Northwestern Highway
Southfield, Ml 48034
Attention: Jerome M. Shaw

To Employee:	William S. Weaver
47455 Blue Heron Court
Northville, Ml 46167
     The above addresses may be changed by notice of such change, given as provided herein, to the last address designated.
     13. REPRESENTATION AND WARRANTY.
     Employee represents and warrants that lie is in no way restricted, whether by an employment agreement. a noncompetition agreement or otherwise, from entering into and performing under this Agreement or from becoming employed by Employer.
     14. MISCELLANEOUS.
          A. CAPTIONS AND HEADINGS: The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof
          B. GOVERNING LAW AND VENUE: This Agreement shall be construed and enforced in accordance with and interpreted by the internal laws of the State of Illinois, without regard to principles of conflicts of law.
          C. WAIVER: No restriction, condition, obligation or provision contained in this Agreement shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof which may occur
          D. SEVERABILITY: The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement. In the event any provision is deemed unenforceable, the remainder of this Agreement shall be modified to the minimum extent necessary to render this Agreement valid and enforceable.
          E. ASSIGNMENT: This Agreement is Employee’s personal undertaking, and Employee may not transfer or assign any of his obligations or rights hereunder; however, this Agreement shall be binding upon Employees heirs, executors, administrators and personal representatives. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns of Employer.
          F. NO CONFLICTING OBLIGATIONS: Employee represents and warrants to Employer that he is not under, or bound to be under in the future, any obligation to any person, firm or corporation that is or would be inconsistent or conflict with this Agreement or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder.

          G. COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which, together. shall constitute a single agreement.
          H. GENDER: The use of any gender in this Agreement shall be deemed to include either or both of the genders, and the use of the singular shall be deemed to include the plural whenever the context so requires.
          I. AMENDMENT: This Agreement may be amended only by a written instrument signed by the parties hereto
          J. COMPLETE AGREEMENT: This Agreement constitutes the entire agreement and understanding among the parties concerning the subject matter hereof and this Agreement supersedes any and all prior negotiations, proposed agreements or understandings, if any, among the parties concerning any of the provisions of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EMPLOYER:
FIRST MERCURY FINANCIAL CORPORATION

By:	/s/ Jerome M. Shaw

	Its:	Chairman

EMPLOYEE:
/s/ William S. Weaver

WILLIAM S. WEAVER